EXHIBIT 99.1

                               WESTWOOD ONE, INC.

                                  PRESS RELEASE

                                                          FOR IMMEDIATE RELEASE
                                                          CONTACT: ANDREW ZAREF
                                                          (212) 373-5311


                               WESTWOOD ONE, INC.
                  REPORTS SECOND QUARTER 2004 OPERATING RESULTS
                                 REVENUES UP 5%
                           NET INCOME PER SHARE UP 10%


     New York, NY -- July 28, 2004 -- Westwood One, Inc. (NYSE: WON) today reported operating results for the second quarter, ended June 30, 2004.

     Net revenues for the second quarter of 2004 were $139.6 million compared with $132.7 million for the second quarter of 2003, an increase of approximately $6.9 million, or 5%. Net revenue gains were led by an 8% increase in national commercial advertisements and a 3% increase in local/regional commercial advertisements.

     Operating income for the second quarter of 2004 rose 3% to $43.1 million versus $41.7 million in the second quarter of 2003, an increase of approximately $1.4 million, or 3%. The increase in operating income was attributable primarily to higher revenues, partially offset by increased programming and distribution costs, higher amortization expenses and higher corporate governance related expenses.

     Net income for the second quarter of 2004 increased 3% to $25.1 million, compared with $24.3 million in the second quarter of 2003. Net income per diluted share rose 10% to $.26 per share from $.23 per share in the second quarter of 2003.

     Shane Coppola,  President and Chief Executive Officer of Westwood One said:
"Westwood One's second quarter results are indicative of our commitment to enhance our products and services for both our affiliate stations and advertisers. We will continue to make the necessary investments in our business which will translate to consistent long term growth."

     Income tax expense in the second quarter of 2004 was $15.3 million compared with $14.8 million in the comparable 2003 period, an increase of approximately 3%. The Company's effective income tax rate in the second quarter of 2004 was 37.8%, versus 37.9% in the comparable period of 2003.

     Weighted average diluted shares outstanding decreased approximately 6% in the second quarter of 2004, attributable primarily to the Company's stock repurchase program. In the second quarter of 2004, the Company repurchased over
2.2 million shares of its Common Stock at a cost of approximately $60.1 million.

     Andrew Zaref, Chief Financial Officer of Westwood One said: "The recent performance of our stock price has provided us with an opportunity to accelerate our stock repurchases. In the first half of 2004, we repurchased over 4.3 million shares for approximately $123 million." Mr. Zaref added, "at the end of June, the Company had $255 million available under its buy-back program."

2004 Outlook

     Westwood One reiterated its previously issued 2004 annual guidance to deliver revenue growth of mid-single digits, resulting in double digit growth in operating income before depreciation and amortization.

About Westwood One

     Westwood One provides over 150 news, sports, music, talk, entertainment programs, features, live events and 24/7 Formats. Through its subsidiaries, Metro Networks/Shadow Broadcast Services, Westwood One provides local content to the radio and TV industries including news, sports, weather, traffic, video news services and other information. SmartRoute Systems manages traffic information centers for state and local departments of transportation, and markets traffic and travel content to wireless, Internet, in-vehicle navigation systems and voice portal customers. Westwood One serves more than 7,700 radio stations. Westwood One, Inc. is managed by Infinity Broadcasting Corporation, a wholly-owned subsidiary of Viacom Inc.

     Certain statements in this release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases "guidance," "expect," "anticipate," "estimates" and "forecast" and similar words or expressions are intended to identify such forward-looking statements. In addition any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this release include, but are not limited to: changes in economic conditions in the U.S. and in other countries in which Westwood One, Inc. currently does business (both general and relative to the advertising and entertainment industries); fluctuations in interest rates; changes in industry conditions; changes in operating performance; shifts in population and other demographics; changes in the level of competition for advertising dollars; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; changes in governmental regulations and policies and actions of regulatory bodies; changes in tax rates; changes in capital expenditure requirements and access to capital markets. Other key risks are described in the Company's reports filed with the U.S. Securities and Exchange Commission. Except as otherwise stated in this news announcement, Westwood One, Inc. does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

WESTWOOD ONE, INC.
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

     The following tables set forth the Company's Operating Income before Depreciation and Amortization for the six month periods ended June 30, 2004 and 2003. The Company defines "Operating Income before Depreciation and Amortization" as net income adjusted to exclude the following line items presented in its Statement of Operations: Income taxes; Other (Income); Interest expense; and Depreciation and Amortization. While this non-Generally Accepted Accounting Principles ("GAAP") measure has been relabeled to more accurately describe in the title the method of calculation of the measure, the actual method of calculating the measure now labeled Operating Income before Depreciation and Amortization is unchanged from the method previously used to calculate the measure formerly labeled EBITDA or Operating Cash Flow in prior disclosures.

     The Company uses Operating Income before Depreciation and Amortization, among other things, to evaluate the Company's operating performance, to value prospective acquisitions, to determine compliance with debt covenants and as one of several components of incentive compensation targets for certain management personnel, and this measure is among the primary measures used by management for planning and forecasting of future periods. This measure is an important indicator of the Company's operational strength and performance of its business because it provides a link between profitability and operating cash flow. The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company's management, helps improve their ability to understand the Company's operating performance and makes it easier to compare the Company's results with other companies that have different financing and capital structures or tax rates. In addition, this measure is also among the primary measures used externally by the Company's investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

     Since Operating Income before Depreciation and Amortization is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance. Operating Income before Depreciation and Amortization, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company's ability to fund its cash needs. As Operating Income before Depreciation and Amortization excludes certain financial information compared with net income, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded. As required by the Securities and Exchange Commission ("SEC"), the Company provides below a reconciliation of Operating Income before Depreciation and Amortization to net income the most directly comparable amount reported under GAAP.

WESTWOOD ONE, INC.
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(In millions)

                                                 Three Months Ended       Six Months Ended
                                                      June 30,                June 30,
                                                 ------------------       ----------------
                                                  2004        2003         2004       2003
                                                  ----        ----         ----       ----
    Operating income before depreciation
    and amortization                              $48.0       $44.5        $82.2      $76.6
      Depreciation and amortization                 4.9         2.8          8.1        5.7
                                                  -----       -----        -----      -----
    Operating Income                               43.1        41.7         74.1       70.9
      Interest Expense and other                    2.7         2.5          5.5        4.9
                                                  -----       -----        -----      -----
    Income before income taxes                     40.4        39.2         68.6       66.0
      Income Taxes                                 15.3        14.9         25.9       24.7
                                                  -----       -----        -----      -----
      Net income                                  $25.1       $24.3        $42.7      $41.3
                                                  =====       =====        =====      =====


     Free cash flow is defined by the Company as net income plus depreciation and amortization less capital expenditures. The Company uses free cash flow, among other measures, to evaluate its operating performance. Management believes free cash flow provides investors with an important perspective on the cash available to service debt, make strategic acquisitions and investments, maintain its capital assets, repurchase its Common Stock and fund ongoing operations. As a result, free cash flow is a significant measure of the Company's ability to generate long term value. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. In addition, free cash flow is also a primary measure used externally by the Company's investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

     As free cash flow is not a measure of performance calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance or net cash flow provided by operating activities as a measure of liquidity. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company's ability to fund its cash needs. In arriving at free cash flow, the Company adjusts operating cash flow to remove the impact of cash flow timing differences to arrive at a measure which the Company believes more accurately reflects funds available for discretionary use. Specifically, the Company adjusts operating cash flow (the most directly comparable GAAP financial measure) for capital expenditures, deferred taxes and certain other non-cash items in addition to removing the impact of sources and or uses of cash resulting from changes in operating assets and liabilities. Accordingly, users of this financial information should consider the types of events and transactions which are not reflected. The Company provides below a reconciliation of free cash flow to the most directly comparable amount reported under GAAP, net cash flow provided by operating activities.

WESTWOOD ONE, INC.
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(In millions)

     The following table presents a reconciliation of the Company's net cash flow provided by operating activities to free cash flow:

                                                            Three Months Ended       Six Months Ended
                                                                 June 30,                June 30,
                                                            ------------------       ----------------
                                                             2004        2003        2004        2003
    Net Cash Provided by Operating Activities               $24.8        $14.0       $76.0       $68.7
    Plus (Minus)
    Changes in assets and liabilities:
      Accounts receivable                                     8.8          4.8       (10.4)      (14.0)
      Prepaid and other assets                               (1.5)         (.9)       (4.1)       (5.5)
      Deferred revenue                                       (1.1)          .6         (.5)        (.6)
      Income taxes payable                                    (.9)         6.0        (6.7)       (1.8)
      Accounts payable and accrued and other liabilities     (1.7)         2.6        (2.5)        5.2
      Amounts payable to related parties                      1.1          1.3         (.2)       (2.7)
    Adjustments to reconcile net income to net cash
     provided by operating activities:
      Deferred taxes                                           .7         (1.0)        (.3)       (2.0)
      Amortization of deferred financing costs                (.1)         (.2)        (.5)        (.3)
    Capital Expenditures                                     (1.4)        (1.3)       (2.4)       (2.3)
                                                            -----        -----        ----        -----
    Free Cash Flow                                          $28.7        $25.9       $48.4       $44.7
                                                            =====        =====       =====       =====

                               WESTWOOD ONE, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)


                                                               Three Months Ended              Six Months Ended
                                                                    June 30,                        June 30,
                                                                    --------                        --------
                                                               2004           2003           2004            2003
                                                               ----           ----           ----            ----
                                                                   (Unaudited)                    (Unaudited)
     NET REVENUES                                            $139,585       $132,675        $269,193       $258,470
                                                             --------       --------        --------       --------

     Operating Costs                                           89,761         86,504         183,257        178,556
     Depreciation and Amortization                              4,956          2,860           8,110          5,740
     Corporate General and Administrative Expenses              1,806          1,647           3,776          3,291
                                                             --------       --------        --------       --------
                                                               96,523         91,011         195,143        187,587
                                                             --------       --------        --------       --------
     OPERATING INCOME                                          43,062         41,664          74,050         70,883
     Interest Expense                                           2,700          2,496           5,617          4,947
     Other (Income) Expense                                       (33)           (16)            (73)           (36)
                                                             --------       --------        --------       --------
     INCOME BEFORE INCOME TAXES                                40,395         39,184          68,506         65,972
     INCOME TAXES                                              15,289         14,848          25,853         24,722
                                                             --------       --------        --------       -------

     NET INCOME                                               $25,106        $24,336         $42,653        $41,250
                                                              =======        =======         =======        =======

     EARNINGS PER SHARE:
        BASIC                                                   $ .26          $ .24           $ .44          $ .40
                                                              =======        =======         =======        =======
        DILUTED                                                 $ .26          $ .23           $ .43          $ .39
                                                              =======        =======         =======        =======

     WEIGHTED AVERAGE SHARES OUTSTANDING:
        BASIC                                                  96,285        101,771          97,144        102,417
                                                              =======        =======         =======        =======
        DILUTED                                                97,910        104,253          98,975        104,938
                                                              =======        =======         =======        =======


                               WESTWOOD ONE, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)


                                                                                June 30,             December 31,
                                                                                --------             ------------
                                                                                  2004                   2003
                                                                                  ----                   ----
                                                                               (Unaudited)
                                    ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                                     $ 13,649              $   8,665
  Accounts receivable, net of allowance for doubtful accounts
     of $4,097 (2004) and $4,334 (2003)                                          125,293                135,720
  Prepaid and other assets                                                        21,828                 21,110
                                                                                --------              ---------
        Total Current Assets                                                     160,770                165,495
PROPERTY AND EQUIPMENT, NET                                                       48,637                 50,562
GOODWILL                                                                         990,472                990,472
INTANGIBLE ASSETS, NET                                                             6,762                  7,626
OTHER ASSETS                                                                      40,322                 47,879
                                                                                --------             ----------
          TOTAL ASSETS                                                        $1,246,963             $1,262,034
                                                                              ==========             ==========

                     LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:                                                             $79,290                $79,873
LONG-TERM DEBT                                                                   342,557                300,366
DEFERRED INCOME TAXES                                                             40,012                 36,902
OTHER LIABILITIES                                                                  8,627                  8,943
                                                                              ----------             ----------
          TOTAL LIABILITIES                                                      470,486                426,084
                                                                              ----------             ----------
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY
  Preferred stock: authorized 10,000 shares, none outstanding                       -                      -
  Common stock, $.01 par value: authorized,  300,000 shares;
    issued and outstanding, 96,261 (2004) and 99,057 (2003)                          963                    991
  Class B stock, $.01 par value: authorized,  3,000 shares:
    issued and outstanding, 704 (2004 and 2003)                                        7                      7
  Additional paid-in capital                                                     420,283                517,132
  Accumulated earnings                                                           361,673                319,020
                                                                              ----------             ----------
                                                                                 782,926                837,150
  Less treasury stock, at cost;  275 (2004) and 35 (2003) shares                  (6,449)                (1,200)
                                                                              ----------             ----------
          TOTAL SHAREHOLDERS' EQUITY                                             776,477                835,950
                                                                              ----------             ----------
          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                          $1,246,963             $1,262,034
                                                                              ==========             ==========
